UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 6, 2010

COGO GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-02642	52-0466460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 10001, Tower C, Skyworth Building, High-Tech Industrial Park, Nanshan, Shenzhen 518057, PRC
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 011-86-755-267-43210

____________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 6, 2010, Comtech International (Hong Kong) Limited (“Comtech Hong Kong”), Keen Awards Limited (“Keen Awards”) and Comtech Broadband Corporation Limited (“Comtech Broadband”) (each individually, a “Borrower” and collectively, the “Borrowers”), each a direct or indirect wholly-owned subsidiary of Cogo Group, Inc. (the “Company”), entered into a general banking facility (the “Facility”) with Standard Chartered Bank (Hong Kong) Limited (the “Lender”).  Pursuant to the Facility, the Borrowers may borrow up to $15 million (the “Total Facility Limit”).

The Facility consists of a current account overdraft with a sub-limit of $1 million, a trade finance facility with a sub-limit of $14 million and guarantees or standby letters of credit with a sub-limit of $7 million. The aggregate outstanding amount of trade finance and guarantees or standby letters of credit shall not at any time exceed $14 million, and the aggregate outstanding amount under the Facility shall not at any time exceed the Total Facility Limit.

The facility of the current account overdraft bears interests at the higher of 0.5% per annum over HKD Prime Rate or 0.5% per annum over HIBOR for the overdraft denominated in Hong Kong dollars (“HKD”), and 0.5% per annum over USD Prime Rate for the overdraft denominated in U.S. dollars, payable monthly in arrears. The facility of trade finance bears interest at 2% per annum over HIBOR for the import/export facilities denominated in HKD and 2% per annum over the Lender’s cost of funds for the import/export facilities denominated in foreign currencies.

Obligations of the Borrowers under the Facility are secured by a Security Agreement over a bank account executed by Comtech Hong Kong in favor of the Lender, effective as of July 6, 2010, pursuant to which Comtech Hong Kong deposited the minimum amount (the “Minimum Deposit”) of $5 million in its bank account before the availability of the Facility, and the Lender may change the Minimum Deposit at its absolute discretion.  In addition, each Borrower provided cross guarantees for $15 million plus interest and other charges  to secure the liabilities of the Borrowers under the Facility.

Moreover, a corporate guarantee, effective as of July 6, 2010 was executed by the Company for $15 million plus interest and other charges to secure the liabilities of the Borrowers under the Facility.  The Company also issued a letter of undertaking agreeing to maintain its minimum tangible net worth at not less than $120 million at all times.

The foregoing description of the Facility, corporate guarantees and the letter of undertaking do not purport to be complete and are qualified in their entirety by reference to the provisions of those documents. The confirmation letter and the facility letter are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Confirmation Letter of Standard Chartered Bank (Hong Kong) Limited, dated July 6, 2010.
10.2
Facility Letter by and among Standard Chartered Bank (Hong Kong) Limited, Comtech International (Hong Kong) Limited, Keen Awards Limited and Comtech Broadband Corporation Limited, dated February 22, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGO GROUP, INC.

Dated: July 6, 2010	By:	/s/ Frank Zheng
Name: Frank Zheng
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Confirmation Letter of Standard Chartered Bank (Hong Kong) Limited, dated July 6, 2010.
10.2
Facility Letter by and among Standard Chartered Bank (Hong Kong) Limited, Comtech International (Hong Kong) Limited, Keen Awards Limited and Comtech Broadband Corporation Limited, dated February 22, 2010.